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Exhibit 99.1

Bloom Energy Announces Second Quarter 2022 Financial Results

SAN JOSE, Calif., August 9, 2022 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for its second quarter ended June 30, 2022.

Second Quarter Highlights

•Record second quarter revenue of $243.2 million in 2022 on 471 acceptances.
•Deployed first fuel cells in the European Union with Ferrari and announced first USA electrolyzer order with LSB Industries.
•Commenced operations in our new Fremont facility which is expected to add a gigawatt of capacity by 2023.
•Reaffirming our 2022 financial outlook.

Commenting on second quarter results, KR Sridhar, founder, chairman, and CEO of Bloom Energy said, “Bloom Energy is continuing to innovate, execute and deliver value in a multitude of energy transformation market segments. In this everchanging energy marketplace and policy environment, the flexibility of our platform is a unique advantage and strength that sets Bloom Energy apart in the energy industry.”

Greg Cameron, executive vice president and CFO of Bloom Energy added, “We had a very strong operating quarter delivering record Q2 revenue, expanding our margins and building the manufacturing capacity to support our growth. We remain confident in our business and are reaffirming our 2022 financial guidance. With our solid record of accomplishments, we believe the company is at an inflection point to build upon our mature technology platform and achieve our robust growth roadmap given.”

Summary of Key Financial Metrics

Preliminary Summary GAAP Profit and Loss Statements

($000)	Q222	Q122	Q221
Revenue	243,236	201,039	228,470
Cost of Revenue	245,206	173,102	191,126
Gross Profit (loss)	(1,970)	27,937	37,344
Gross Margin %	(0.8%)	13.9%	16.3%
Operating Expenses	100,203	93,596	80,055
Operating Loss	(102,173)	(65,659)	(42,711)
Operating Margin %	(42.0%)	(32.7%)	(18.7%)
Non-operating Expenses[1]	16,627	12,700	11,152
Net Loss	(118,800)	(78,359)	(53,863)
EPS	$ (0.67)	$ (0.44)	$ (0.31)
1. Includes non-operating expenses, tax provision, noncontrolling interest, and redeemable noncontrolling interest

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Exhibit 99.1
Preliminary Summary Non-GAAP Financial Information1

($000)	Q222	Q122	Q221
Revenue	243,236	201,039	228,470
Cost of Revenue	195,639	169,242	187,322
Gross Profit	47,597	31,797	41,148
Gross Margin %	19.6%	15.8%	18.0%
Operating Expenses	72,223	71,148	64,726
Operating loss	(24,626)	(39,351)	(23,578)
Operating Margin %	(10.1%)	(19.6%)	(10.3%)
Adjusted EBITDA	(8,314)	(24,967)	(10,947)
EPS	$ (0.20)	$ (0.32)	$ (0.23)
1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2022:

•Revenue: $1.1 - $1.15 billion
•Product & Service Revenue: $1 billion
•Non-GAAP Gross Margin: ~24%
•Non-GAAP Operating Margin: ~1%
•Cash Flow from Operations: Positive

Acceptances

We use acceptances as a key operating metric to measure the volume of our completed Energy Server installation activity from period to period. Acceptance typically occurs upon transfer of control to our customers, which depending on the contract terms is when the system is shipped and delivered to our customers, when the system is shipped and delivered and is physically ready for startup and commissioning, or when the system is shipped and delivered and is turned on and producing power.

Conference Call Details

Bloom will host a conference call today, August 9, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call +1 (844) 200-6205 and enter the passcode: 346737. Those calling from outside the United States may dial +1 (929) 526-1599 and enter the same passcode: 346737. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (866) 813-9403 or + 44 204-525-0658 entering passcode 050636.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus

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Exhibit 99.1
their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2022 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies around the world turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

Forward-Looking Statements

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Exhibit 99.1
This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding revenue growth, margin expansion and its innovative solutions; Bloom’s expectations regarding its growth plans, including those regarding output from the Fremont facility, and Bloom’s financial outlook for 2022. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; the impact of the COVID-19 pandemic on the global economy and its potential impact on Bloom’s business; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 as filed with the SEC on May 6, 2022, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717 Edward.vallejo@bloomenergy.com	Media: Jennifer Duffourg Bloom Energy +1 (480) 341-5464 jennifer.duffourg@bloomenergy.com

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Exhibit 99.1
Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$235,638	$396,035
Restricted cash	50,293	92,540
Accounts receivable	77,972	87,789
Contract assets	33,374	25,201
Inventories	206,707	143,370
Deferred cost of revenue	30,110	25,040
Customer financing receivable	—	5,784
Prepaid expenses and other current assets	35,155	30,661
Total current assets	669,249	806,420
Property, plant and equipment, net	628,759	604,106
Operating lease right-of-use assets	110,362	106,660
Customer financing receivable	—	39,484
Restricted cash	128,248	126,539
Deferred cost of revenue	5,310	1,289
Other long-term assets	38,905	41,073
Total assets	$1,580,833	$1,725,571
Liabilities, redeemable convertible preferred stock, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities:
Accounts payable	$134,020	$72,967
Accrued warranty	9,319	11,746
Accrued expenses and other current liabilities	101,204	114,138
Deferred revenue and customer deposits	93,237	89,975
Operating lease liabilities	12,581	13,101
Financing obligations	16,159	14,721
Recourse debt	12,434	8,348
Non-recourse debt	14,734	17,483
Total current liabilities	393,688	342,479
Deferred revenue and customer deposits	76,890	90,310
Operating lease liabilities	118,291	106,187
Financing obligations	447,595	461,900
Recourse debt	278,538	283,483
Non-recourse debt	183,555	217,416
Other long-term liabilities	18,646	16,772
Total liabilities	1,517,203	1,518,547
Redeemable convertible preferred stock	208,551	208,551
Redeemable noncontrolling interest	—	300
Stockholders’ deficit:

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Exhibit 99.1

	June 30,	December 31,
	2022	2021
Common stock	18	18
Additional paid-in capital	3,284,261	3,219,081
Accumulated other comprehensive loss	(1,000)	(350)
Accumulated deficit	(3,460,234)	(3,263,075)
Total deficit attributable to Class A and Class B common stockholders	(176,955)	(44,326)
Noncontrolling interest	32,034	42,499
Total stockholders' deficit	(144,921)	(1,827)
Total liabilities, redeemable convertible preferred stock, redeemable noncontrolling interest and stockholders' deficit	$1,580,833	$1,725,571

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Exhibit 99.1
Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Three Months Ended June 30,
	2022	2021

Revenue:
Product	$173,625	$146,867
Installation	12,729	28,879
Service	38,426	35,707
Electricity	18,456	17,017
Total revenue	243,236	228,470
Cost of revenue:
Product	129,419	108,891
Installation	16,730	36,515
Service	41,028	35,565
Electricity	58,029	10,155
Total cost of revenue	245,206	191,126
Gross (loss) profit	(1,970)	37,344
Operating expenses:
Research and development	41,614	25,673
Sales and marketing	20,475	22,727
General and administrative	38,114	31,655
Total operating expenses	100,203	80,055
Loss from operations	(102,173)	(42,711)
Interest income	196	76
Interest expense	(13,814)	(14,553)
Loss on extinguishment of debt	(4,233)	—
Other (expense) income, net	(1,191)	22
Gain (loss) on revaluation of embedded derivatives	38	(942)
Loss before income taxes	(121,177)	(58,108)
Income tax (benefit) provision	(12)	313
Net loss	(121,165)	(58,421)
Less: Net loss attributable to noncontrolling interest	(2,365)	(4,536)
Net loss attributable to Class A and Class B common stockholders	$(118,800)	$(53,885)
Less: Net loss attributable to redeemable noncontrolling interest	—	(22)
Net loss before portion attributable to redeemable noncontrolling interest and noncontrolling interest	$(118,800)	$(53,863)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$(0.67)	$(0.31)
Weighted average shares used to compute net loss per share available to Class A and Class B common stockholders, basic and diluted	178,507	172,749

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Exhibit 99.1
Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(203,912)	$(88,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,697	26,808
Non-cash lease expense	8,800	4,520
Gain on sale of property, plant and equipment	(523)	—
Write-off of assets related to PPA IIIa	44,800	—
Revaluation of derivative liabilities	1,680	462
Stock-based compensation	57,774	36,343
Loss on extinguishment of debt	4,233	—
Amortization of warrants and debt issuance costs	1,651	1,900
Other	3,487	—
Changes in operating assets and liabilities:
Accounts receivable	9,817	41,718
Contract assets	(8,173)	(15,311)
Inventories	(62,824)	(21,026)
Deferred cost of revenue	(8,995)	4,984
Customer financing receivable	2,510	2,636
Prepaid expenses and other assets	(5,813)	6,246
Operating lease right-of-use assets and operating lease liabilities	2,422	(5,140)
Finance lease liabilities	48	—
Accounts payable	51,982	29,449
Accrued expenses and other liabilities	(18,017)	(17,261)
Deferred revenue and customer deposits	(10,158)	(43,428)
Net cash used in operating activities	(98,514)	(35,302)
Cash flows from investing activities:
Purchase of property, plant and equipment	(44,728)	(34,460)
Net cash used in investing activities	(44,728)	(34,460)
Cash flows from financing activities:
Repayment of debt of PPA IIIa	(30,212)	—
Repayment of debt	(10,729)	(7,838)
Debt make-whole payment related to PPA IIIa debt	(2,413)	—
Proceeds from financing obligations	—	7,123
Repayment of financing obligations	(16,475)	(6,387)
Distributions to redeemable noncontrolling interests	—	(17)
Distributions to noncontrolling interests	(4,415)	(4,745)
Proceeds from issuance of common stock	5,981	65,668

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Exhibit 99.1

	Six Months Ended June 30,
	2022	2021
Proceeds from exercise of options	1,317	—
Net cash (used in) provided by financing activities	(56,946)	53,804
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(747)	(224)
Net decrease in cash, cash equivalents and restricted cash	(200,935)	(16,182)
Cash, cash equivalents and restricted cash:
Beginning of period	615,114	416,710
End of period	$414,179	$400,528

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Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands, except percentages)

	Q222	Q122	Q221
GAAP revenue	243,236	201,039	228,470
GAAP cost of sales	245,206	173,102	191,126
GAAP gross profit (loss)	(1,970)	27,937	37,344
Non-GAAP adjustments:
Stock-based compensation expense	4,767	3,860	3,804
PPA IIIa repowering impairment charge	44,800	-	-
Non-GAAP gross profit	47,597	31,797	41,148

GAAP gross margin %	(0.8%)	13.9%	16.3%
Non-GAAP adjustments	20.4%	1.9%	1.7%
Non-GAAP gross margin %	19.6%	15.8%	18.0%

	Q222	Q122	Q221
GAAP loss from operations	(102,173)	(65,659)	(42,711)
Non-GAAP adjustments:
Stock-based compensation expense	32,599	26,308	19,133
PPA IIIa repowering impairment charge	44,800	-	-
Amortization of acquired intangible assets	148	-	-
Non-GAAP loss from operations	(24,626)	(39,351)	(23,578)

GAAP operating margin %	(42.0%)	(32.7%)	(18.7%)
Non-GAAP adjustments	31.9%	13.1%	8.4%
Non-GAAP operating margin %	(10.1%)	(19.6%)	(10.3%)

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Exhibit 99.1

GAAP Net Loss to non-GAAP Net Loss and Computation of non-GAAP Net Loss per Share (EPS) (preliminary & unaudited) (in thousands)

	Q222	Diluted net earnings per share	Q122	Diluted net earnings per share	Q221	Diluted net earnings per share
GAAP net loss	(118,800)	$ (0.67)	(78,359)	$ (0.44)	(53,863)	$ (0.31)
Non-GAAP adjustments:
Loss for non-controlling interests and redeemable noncontrolling interest	(2,365)	(0.01)	(4,388)	(0.02)	(4,558)	(0.03)
Loss (gain) on derivatives liabilities	(38)	(0.00)	(531)	(0.00)	942	0.01
Gain on the fair value adjustments for certain PPA derivatives	-	-	-	-	(735)	(0.00)
Goodwill impairment	1,957	0.01	-	-	-	-
Loss on JV investment	1,446	0.01	-	-	-	-
PPA IIIa repowering impairment charge	44,800	0.25	-	-	-	-
Loss on extinguishment of debt related to PPA IIIa	4,233	0.02	-	-	-	-
Amortization of acquired intangible assets	148	0.00	-	-	-	-
Stock-based compensation expense	32,599	0.18	26,308	0.15	19,133	0.11
Non-GAAP net loss	(36,020)	$ (0.20)	(56,970)	$ (0.32)	(39,081)	$ (0.23)

	Q122	Q122	Q121
Numerator:
GAAP net loss	(118,800)	(78,359)	(53,863)
Non-GAAP net loss	(36,020)	(56,970)	(39,081)

Denominator:
Weighted-average shares used to compute basic net earnings per share	178,507	177,189	172,749
Weighted-average shares used to compute diluted net earnings per share	178,507	177,189	172,749

GAAP net earnings per share
Basic	$ (0.67)	$ (0.44)	$ (0.31)
Diluted	$ (0.67)	$ (0.44)	$ (0.31)

Non-GAAP net earnings per share
Basic	$ (0.20)	$ (0.32)	$ (0.23)
Diluted	$ (0.20)	$ (0.32)	$ (0.23)

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Exhibit 99.1

GAAP Net Loss to Adjusted EBITDA reconciliation (preliminary & unaudited) (in thousands)

	Q222	Q122	Q221
GAAP net loss	(118,800)	(78,359)	(53,863)
Non-GAAP adjustments:
Loss for non-controlling interests and redeemable noncontrolling interest	(2,365)	(4,388)	(4,558)
Loss (gain) on derivatives liabilities	(38)	(531)	942
Gain on the fair value adjustments for certain PPA derivatives	-	-	(735)
Goodwill impairment	1,957	-	-
Stock-based compensation expense	32,599	26,308	19,133
Depreciation & Amortization	16,461	14,384	13,366
Provision (benefit) for Income Tax	(12)	564	313
Loss on China JV investment	1,446	-	-
Loss on extinguishment of debt related to PPA IIIa repowering	4,233	-	-
PPA IIIa repowering impairment charge	44,800	-	-
Interest Expense / Other Misc	11,405	17,055	14,455
Adjusted EBITDA	(8,314)	(24,967)	(10,947)

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss), (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP basic, diluted net earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross profit margin and non-GAAP operating profit (loss) margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit (loss) is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating profit (loss) (non-GAAP earnings from operations) is operating profit (loss) (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net earnings is net earnings.
•The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

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Exhibit 99.1

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit (loss) and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense and PPA IIIa repowering related impairment charge. Non-GAAP operating profit (loss) (non-GAAP earnings from operations) and non-GAAP operating margin are defined to exclude any charges relating to stock-based compensation expense, PPA IIIa repowering related impairment charge and the amortization of acquired intangible assets. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding stock-based compensation, loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, goodwill impairment, loss on China JV investment, PPA IIIa repowering related impairment charge, loss on extinguishment of debt related to PPA IIIa repowering and the amortization of acquired intangible assets. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, goodwill impairment, loss on China JV investment, PPA IIIa repowering related impairment charge, loss on extinguishment of debt related to PPA IIIa repowering.

Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy historical and prospective financial performance, as well as Bloom Energy performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Loss for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives.
•Loss (gain) on the fair value adjustments for certain PPA derivatives represents non-cash adjustments to the fair value of the derivative forward contract for one PPA entity (our Third PPA company), a wholly owned subsidiary.
•PPA IIIa repowering related impairment charge represents non-cash impairment charges on old server units decommissioned upon repowering.
•Loss on debt extinguishment related to PPA IIIa repowering.
•Goodwill impairment related to the acquisition of BE Japan in Q2 2021.
•Amortization of acquired intangible assets.
•Loss on China JV investment upon sale of our equity interest.
•Adjusted weighted average shares outstanding attributable to common (Basic and Diluted) includes adjustments to reflect assumed conversion of certain convertible promissory notes.

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Exhibit 99.1
•Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, though not directly affecting Bloom Energy cash position, represents the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, non-GAAP diluted net earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP diluted net earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy operating performance with the performance of

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Exhibit 99.1
other companies in Bloom Energy industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.